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                                                                     Exhibit 4.2


                             SUBSCRIPTION AGREEMENT

         This Subscription Agreement is made this 1st day of December, 1999, by and between SUPERGEN, INC., a Delaware corporation ("SuperGen"), and AVI BIOPHARMA, INC., an Oregon corporation ("AVI"), in connection with the subscription by SuperGen for 1,000,000 shares of the common stock of AVI (the "AVI Securities"), par value .0001, for a price of Five Dollars ($5.00) per share.

         1.       SUBSCRIPTION.  SuperGen subscribes for the AVI Securities.

                  1.1 CASH CONSIDERATION. At closing, SuperGen shall pay to AVI the amount of Two Million Five Hundred Dollars ($2,500,000) in immediately available funds.

                  1.2 STOCK CONSIDERATION. At closing, SuperGen shall deliver to AVI 100,000 shares of the common stock of SuperGen, .001 par value, registered in the name of AVI (the "SuperGen Securities"), which shares shall be deemed to have a value of Two Million Five Hundred Thousand Dollars ($2,500,000).

         2.       REPRESENTATIONS OF SUPERGEN.

                  2.1 INVESTMENT INTENT. SuperGen represents and warrants to AVI that SuperGen is purchasing the AVI Securities for SuperGen's own account and investment and not with a view to, or for sale in connection with, any distribution, and that SuperGen can withstand the loss of SuperGen's entire investment and has no need for liquidity in the investment the Securities represent.

                  2.2 QUALIFIED INVESTOR. SuperGen warrants and represents to AVI that SuperGen is an accredited investor within the meaning of Regulation 501, as promulgated under the Securities Act of 1933, as amended, and warrants that all information there presented is materially accurate.

                  2.3 INVESTMENT EXPERIENCE. SuperGen is experienced in evaluating and investing in companies in the development stage, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the AVI Securities.

                  2.4 AUTHORIZATION. The execution, delivery and performance of this Agreement by SuperGen does not (i) require the consent, approval or authorization of any governmental or regulatory authority having jurisdiction and (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to SuperGen.


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                  2.5 AUTHORITY TO EXECUTE AGREEMENT. SuperGen has full power and authority and legal right to make this Agreement and to incur and perform its obligations hereunder and the performance by SuperGen of this Agreement has been duly authorized by all necessary action of SuperGen.

                  2.6 ACCESS TO INFORMATION. SuperGen represents and warrants that SuperGen and its Board of Directors has received copies of AVI's filings under the Securities and Exchange Act of 1934, as amended, including, without limitation, the risk factors they contain; SuperGen further understands that forward-looking statements in such filings are not warranted and must be regarded as highly speculative and uncertain. SuperGen has had such opportunity to ask questions and to examine the operations of AVI as SuperGen wishes, and has availed themselves of such opportunity as SuperGen deems appropriate.

                  2.7 RESTRICTED SECURITIES, LEGEND. SuperGen understands that the AVI Securities have not been registered under the Securities Act of 1933, as amended, in reliance upon an exemption from registration. Such exemption depends upon, among other things, the bona fide nature of SuperGen's investment intent stated in this Subscription Agreement. SuperGen understands that the AVI Securities must be held indefinitely, unless the Securities subsequently are registered under the Securities Act of 1933 or unless an exemption from registration is otherwise available. SuperGen understands that AVI is not obligated to register the Securities, except as hereafter provided. SuperGen agrees that the AVI Securities may not be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel acceptable to AVI that such registration is not required. SuperGen understands that the documentation representing the Securities will be imprinted with substantially the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE HOLDER (CONCURRED IN BY LEGAL COUNSEL FOR THE CORPORATION) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH OFFER OR SALE. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTION.

         3.       REPRESENTATIONS OF AVI.

                  3.1 INVESTMENT INTENT. AVI represents and warrants to SuperGen that AVI is purchasing the SuperGen Securities for AVI's own account and investment and not with a view


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to, or for sale in connection with, any distribution, and that AVI can withstand the loss of AVI's entire investment and has no need for liquidity in the investment the Securities represent.

                  3.2 QUALIFIED INVESTOR. AVI warrants and represents to SuperGen that AVI is an accredited investor within the meaning of Regulation 501, as promulgated under the Securities Act of 1933, as amended, and warrants that all information there presented is materially accurate.

                  3.3 INVESTMENT EXPERIENCE. AVI is experienced in evaluating and investing in companies in the development stage, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the SuperGen Securities.

                  3.4 AUTHORIZATION. The execution, delivery and performance of this Agreement by AVI does not (i) require the consent, approval or authorization of any governmental or regulatory authority having jurisdiction and (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to AVI.

                  3.5 AUTHORITY TO EXECUTE AGREEMENT. AVI has full power and authority and legal right to make this Agreement and to incur and perform its obligations hereunder and the performance by AVI of this Agreement has been duly authorized by all necessary action of AVI.

                  3.6 ACCESS TO INFORMATION. AVI represents and warrants that AVI and its Board of Directors has received copies of SuperGen's filings under the Securities and Exchange Act of 1934, as amended, including, without limitation, the risk factors they contain; AVI further understands that forward-looking statements in such filings are not warranted and must be regarded as highly speculative and uncertain. AVI has had such opportunity to ask questions and to examine the operations of SuperGen as AVI wishes, and has availed themselves of such opportunity as AVI deems appropriate.

                  3.7 RESTRICTED SECURITIES, LEGEND. AVI understands that the SuperGen Securities have not been registered under the Securities Act of 1933, as amended, in reliance upon an exemption from registration. Such exemption depends upon, among other things, the bona fide nature of AVI's investment intent stated in this Subscription Agreement. AVI understands that the SuperGen Securities must be held indefinitely, unless the Securities subsequently are registered under the Securities Act of 1933 or unless an exemption from registration is otherwise available. AVI understands that SuperGen is not obligated to register the Securities, except as hereafter provided. AVI agrees that the SuperGen Securities may not be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel acceptable to SuperGen that such registration is not required. SuperGen understands that the documentation representing the Securities will be imprinted with substantially the following legend:


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         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE HOLDER (CONCURRED IN BY LEGAL COUNSEL FOR THE CORPORATION) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH OFFER OR SALE. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTION.

         4. CLOSING. The closing of the transaction contemplated hereunder shall take place at a place and time mutually agreed by SuperGen and AVI not more than fifteen (15) days after the date hereof.

         5. EXCLUSIVE RIGHT TO NEGOTIATE. SuperGen and AVI presently are negotiating the terms and conditions of a definitive agreement wherein SuperGen shall enjoy the rights to market and sell AVICINE, AVI's anti-cancer therapeutic vaccine. For and in consideration of this Subscription, SuperGen and AVI agree that between the date of this Subscription Agreement and the earlier of (a) termination of negotiations with respect to the Definitive Agreement by mutual agreement of SuperGen and AVI, or (b) February 28, 2000, AVI shall not, and shall use its best efforts to insure that its directors, officers and advisors do not, directly or indirectly, institute, pursue or enter into any discussions, negotiations, or agreements (whether preliminary or definitive) with any person or entity other than SuperGen contemplating or providing for the marketing and sale of AVICINE by any party other than SuperGen. In addition, AVI shall suspend and not resume during such time period any discussions or negotiations described above which were initiated prior to the execution of this Subscription Agreement. AVI further agrees that any definitive agreement entered into between SuperGen and AVI to market and sell AVICINE, contemplated by this section, shall include provisions, mutually agreed by the parties, whereby SuperGen shall enjoy a first option on AVI's portfolio of anti-cancer therapeutic products.

         6.       REGISTRATION RIGHTS.

                  6.1 REGISTRATION OF AVI SECURITIES. At the closing, AVI shall enter into a Registration Rights Agreement with SuperGen providing Super Gen "piggyback" registration rights with respect to the AVI Securities but providing further for the registration of the AVI Securities not later than ninety (90) days after the closing date hereof.

                  6.2 REGISTRATION OF SUPERGEN. At the closing, SuperGen shall enter into a Registration Rights agreement with AVI providing AVI "piggyback" registration rights with


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respect to the SuperGen Securities but providing further for the registration of the SuperGen Securities not later than ninety (90) days after the closing date hereof.

      7.       OTHER MATTERS.

                  7.1 SEVERABILITY. Each clause of this agreement is severable. If any clause is ruled void or unenforceable, the balance of the agreement shall nonetheless remain in effect.

                  7.2 NON-WAIVER. A waiver of one or more breaches of any clause of this agreement shall not act to waive any other breach, whether of the same or different clauses.

                  7.3 GOVERNING LAW, JURISDICTION. This agreement is governed by the laws of the state of Oregon, and is enforceable only in the state or federal courts located in Oregon, in which both parties consent to jurisdiction.

                  7.4 ATTORNEYS' FEES. The prevailing party in any suit, action, arbitration, or appeal filed or held concerning this agreement shall be entitled to reasonable attorneys' fees.

                  7.5 AMENDMENTS. This agreement may be modified only in writing signed by the original parties hereto, their successors, or by their authorized representatives.


         IN WITNESS WHEREOF, the parties have heretofore signed this Subscription Agreement.



SUPERGEN, INC., a Delaware corporation            AVI BIOPHARMA, INC. an Oregon
                                                  corporation


By: /s/ Joseph Rubinfeld                          By: /s/ Alan Timmins
    --------------------                              ----------------

Title: Chief Executive Officer & President        Title: Chief Operating Officer
                                                  & Chief Financial Officer


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                      AMENDMENT 1 TO SUBSCRIPTION AGREEMENT

This amendment to Section 1 of the Subscription agreement is an addition to the terms previously agreed to.

1.3 RE-EXCHANGE OF CASH CONSIDERATION. SuperGen and AVI each have the right, but not the obligation, to demand a re-exchange of AVI's 500,000 shares and SuperGen's $2.5 million in cash if an arrangement, under the general terms of the Letter of Intent between the two companies, is not agreed to by the date contemplated therein. This right shall last for 30 days from the termination date of the Letter of Intent and will be completed within 180 days of such date.


IN WITNESS WHEREOF, the parties have heretofore signed this Amendment.


AVI BIOPHARMA, INC., an Oregon corporation

By:      /s/ Alan Timmins
         ----------------

Title:   Chief Operating Officer & Chief Financial Officer


SUPERGEN, INC., a Delaware corporation

By:      /s/ Joseph Rubinfeld
         --------------------

Title:   Chief Executive Officer & President

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                       AMENDMENT TO SUBSCRIPTION AGREEMENT
         This Amendment (the "AMENDMENT") is made as of December 15, 1999 by and between SuperGen, Inc., a Delaware corporation ("SUPERGEN") and AVI BioPharma, Inc., an Oregon corporation ("AVI").

                                   BACKGROUND
         A. SuperGen and AVI entered into a Subscription Agreement dated as of December 1, 1999 (the "SUBSCRIPTION AGREEMENT") providing for SuperGen to pay AVI $2.5 million in cash (the "CASH CONSIDERATION") and issue to AVI 100,000 shares of SuperGen common stock in exchange for 1,000,000 shares of AVI common stock and the exclusive right from the date of the Subscription Agreement until February 28, 2000 to negotiate an agreement for SuperGen to market and sell Avicine and have a right of first option with respect to AVI's portfolio of anti-cancer therapeutic compounds.
         B. Pursuant to Section 7.5 of the Subscription Agreement, SuperGen and AVI previously amended the Subscription Agreement and desire to further amend the Subscription Agreement to clarify the conditions under which there may be a redemption of 500,000 shares of AVI common stock. Unless defined in this Amendment, all capitalized terms shall have the meanings set forth in the Subscription Agreement.
         NOW, THEREFORE, SuperGen and AVI agree as follows:
         Section 1.3 of the Agreement shall be deleted and replaced in its entirety by the following:
         1.3 REDEMPTION. In the event that by February 28, 2000 (the "EXPIRATION DATE") SuperGen and AVI have not entered into a definitive agreement for SuperGen to market and sell Avicine and for SuperGen to have a right of first option with respect to AVI's portfolio of anti-cancer therapeutic compounds, all on substantially the terms as set forth in the letter of intent attached to this Amendment, SuperGen and AVI shall each have the right, but not the obligation, to request in writing a redemption of 500,000 shares of AVI common stock in exchange for return to SuperGen of the Cash Consideration (the "REDEMPTION").
                  (a) NOTICE PERIOD. For a period of 30 calendar days following the Expiration Date (the "NOTICE PERIOD"), SuperGen and AVI may each deliver written notice to the other of their desire to cause the Redemption.
                  (b) EXCHANGE DATE. The Redemption shall occur on a date (the "REDEMPTION DATE") no later than 180 calendar days after the Expiration Date.
                  (c) DELIVERY. AVI shall deliver to SuperGen the full amount of the Cash Consideration, along with any interest earned thereon, and SuperGen shall deliver 500,000 shares of AVI common stock on the Redemption Date.
                  (d) SECURITY. To ensure AVI's obligations under this Section 1.3, AVI shall establish an account for the receipt of the Cash Consideration. The account will be owned by AVI and will require the signature of an officer of AVI and an officer of SuperGen before any funds can be disbursed from this account. Once established, there will be no changes of any nature whatsoever to the account without the written consent of an officer from both SuperGen and AVI. SuperGen agrees to terminate this security arrangement promptly after the earlier of (i) the expiration of the Notice Period (if a Redemption was not requested) or (ii) AVI's full performance of its obligations under the Redemption provisions of Section 1.3.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                    SUPERGEN, INC.


                                    By: /s/ Joseph Rubinfeld
                                        --------------------
                                         Joseph Rubinfeld
                                         Chief Executive Officer and President


                                    AVI BIOPHARMA, INC.


                                    By: /s/ Alan P. Timmins
                                        -------------------
                                         Alan P. Timmins
                                         Chief Operating Officer and
                                         Chief Financial Officer